Media Contact

Ed Steadham 203-578-2287

esteadham@websterbank.com

Investor Contact

Terry Mangan 203-578-2318

tmangan@websterbank.com

WEBSTER CONFIRMS 2008 FOURTH QUARTER AND YEAR END RESULTS

Completes Goodwill Impairment Analysis

WATERBURY, Conn., Feb. 24, 2009 - Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A., today announced that it has completed the goodwill analysis discussed in its January 23, 2009 preliminary earnings release and that no additional charge will be recorded for 2008. The company also indicated that there is no change in the valuation allowance for its deferred tax asset as of December 31, 2008. Webster will continue testing its goodwill for potential impairment in future periods.

Webster Financial Corporation is the holding company for Webster Bank, National Association. With $17.5 billion in assets, Webster provides business and consumer banking, mortgage, financial planning, trust and investment services through 181 banking offices, 492 ATMs, telephone banking and the Internet. Webster Bank owns the asset-based lending firm Webster Business Credit Corporation, the insurance premium finance company Budget Installment Corp., Center Capital Corporation, an equipment finance company headquartered in Farmington, Conn., and provides health savings account trustee and administrative services through HSA Bank, a division of Webster Bank. Member FDIC and equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websteronline.com.